SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 16, 2020

HERITAGE NOLA BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55817	82-0688069
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

205 North Columbia Street, Covington, Louisiana		70433
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:(985) 892-4565

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2020, Heritage Bank of St. Tammany (the “Bank”), the wholly-owned subsidiary of Heritage NOLA Bancorp, Inc. and W. David Crumhorn, President and Chief Executive Officer, Dana Whitaker, Executive Vice President and Chief Credit Officer, and Lisa Hughes, Senior Vice President and Chief Financial Officer entered into amendments to extend the terms of their respective employment agreements until August 16, 2023. There were no other changes to the terms and conditions of the employment agreements.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Amendment Number Two to the Employment Agreement with W. David Crumhorn

10.2	Amendment Number Two to the Employment Agreement with Dana Whitaker

10.3	Amendment Number Two to the Employment Agreement with Lisa Hughes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HERITAGE NOLA BANCORP, INC.

DATE: June 16, 2020	By:	/s/W. David Crumhorn
W. David Crumhorn
President and Chief Executive Officer